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                                                                   EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

                                                       JURISDICTION
          NAME                                       OF INCORPORATION
          ----                                       ----------------
Turf Products, Ltd.                                     Delaware

Turf Specialty, Inc.                                    Delaware

Direct Products and Machinery Pty. Ltd.                 South Africa

Aspen Consulting Companies, Inc.                        Colorado
